UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2016

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The disclosures provided in Item 5.02 below are incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, Roger Jeffs, Ph.D., resigned from his position as President and Co-Chief Executive Officer of United Therapeutics Corporation (the “Company”), and David Zaccardelli, Pharm.D. resigned from his position as the Company’s Executive Vice President and Chief Operating Officer. Both resignations will become effective June 26, 2016. Dr. Jeffs will become a Senior Advisor to the Company in accordance with his Employment Agreement. Dr. Jeffs will not stand for reelection to the Board when his current term expires at the Company’s 2016 Annual Meeting of Shareholders, which is to be held on June 21, 2016.

On April 27, 2016, the Board appointed Michael Benkowitz as President and Chief Operating Officer, upon the recommendation of the Nominating and Governance Committee. The Board also re-appointed Martine Rothblatt, Ph.D., currently Chairman and Co-Chief Executive Officer as the Company’s Chairman and sole Chief Executive Officer. These changes are also effective June 26, 2016.

Mr. Benkowitz, age 44, currently serves as the Company’s Executive Vice President, Organizational Development, a role he has held since joining the Company in April 2011. In this role he currently heads most companywide administrative functions, including human resources, information technology, corporate real estate and risk management. He is also responsible for many of the company’s business development efforts in organ transplantation, and oversees several of the Company’s key collaborations in this area.

Currently, Mr. Benkowitz’s annual salary is $361,452. His annual cash incentive bonus opportunity for 2016 is 55% of his annual salary. His long-term incentive bonus opportunity for 2016 is for up to 40,000 stock options, consisting of (1) up to 30,000 stock options, to be granted in March 2017 based upon the Company’s 2016 performance under the Company-Wide Milestone Program, which may be adjusted downward based on individual performance, with time-based vesting in equal annual installments over a three-year period; and (2) 10,000 stock options, also to be granted in March 2017, which will cliff vest on the third anniversary of the date of grant, subject to achievement of a pre-established performance goal set by the Compensation Committee.

The Company previously entered into an Employment Agreement with Mr. Benkowitz, dated as of February 16, 2011. Mr. Benkowitz’s Employment Agreement has an initial term ending on December 31, 2013, and is automatically extended by additional one-year periods at the end of the then-current term unless at least 60 days prior to the end of the then-current term, either party delivers notice not to extend the agreement. The agreement provides for a minimum annual base salary of $300,000, which will be subject to review and annual increase by the Company at its discretion. As noted above, Mr. Benkowitz’s current salary is $361,452. The agreement further provides for an annual cash bonus opportunity equal to 35% of base salary, although as noted above his current annual cash bonus opportunity is set at 55% of base salary. Finally, the agreement provides for an annual grant of up to 40,000 share tracking awards, although his current equity compensation structure is as noted above.

The agreement provides that if Mr. Benkowitz’s employment is terminated by the Company other than for cause (as such term is defined), he is entitled to payment of an amount equal to his base salary for the time remaining in the then-current initial or renewal term, payable in semi-monthly installments and as is otherwise consistent with the Company’s payroll procedures. If Mr. Benkowitz’s employment is terminated after a change of control of the Company, he will also be entitled to an acceleration of all unvested stock options, share tracking awards and any other awards subject to vesting. The agreement prohibits Mr. Benkowitz from accepting employment, consultancy or other business relationships with an entity that directly competes with the Company for a period of one year following his last receipt of compensation from the Company.

Mr. Benkowitz and the Company are also parties to a Change in Control Severance Agreement, dated February 14, 2012, which provides benefits to Mr. Benkowitz in the event of his termination by the Company without “cause” or his resignation for “good reason” within one year following a change of control of the Company. In particular, these benefits include a cash severance payment equal to two times base salary, plus two times a cash bonus-related amount. This cash severance would become payable is in lieu of any severance payment under Mr. Benkowitz’s employment agreement, unless severance under the employment agreement would result in a greater benefit. The Change in Control Severance Agreement also provides for continuation of medical benefits for 24 months following termination, and outplacement benefits with a value of $10,000.

Mr. Benkowitz is also a participant in the Company’s Supplemental Executive Retirement Plan, a summary of which can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2016.

The foregoing summary is qualified in its entirety by reference to the full text of (a) Mr. Benkowitz’s Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K; (b) Mr. Benkowitz’s Change in Control Severance Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K; and (c) the Company’s Supplemental Executive Retirement Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 4, 2006, and which is incorporated herein by reference.

A copy of the press release announcing the executive officer changes described above is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of February 16, 2011, between the Company and Michael Benkowitz

10.2	Change in Control Severance Agreement between the Company and Michael Benkowitz, dated as of February 14, 2012

99.1	Press release dated April 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: April 28, 2016	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of February 16, 2011, between the Company and Michael Benkowitz

10.2	Change in Control Severance Agreement between the Company and Michael Benkowitz, dated as of February 14, 2012

99.1	Press release dated April 28, 2016